UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 20, 2012

CirTran Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49654	68-0121636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West
West Valley City, Utah		84128
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 963-5112

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Since December 20, 2012, CirTran Corporation (the “Company”) has issued an aggregate of 960,459,076 shares of common stock, including 801,459,076 shares in reliance on exemptions from registration under the Securities Act of 1933.

Conversion of Outstanding Debt to Equity

The Company owes YA Global Investments, L.P., an aggregate of approximately $4.0 million of principal and accrued interest on outstanding convertible debentures originally issued to YA Global’s predecessor-in-interest in 2005 and 2006, and subsequently amended, restated, and consolidated.  Between December 27, 2012, and March 15, 2013, YA Global converted an aggregate of $254,036 in amounts due under such convertible debentures to 297,459,076 shares of common stock, the conversion price is set forth in the debentures.

Between December 20, 2012, and March 22, 2013, the Company issued an aggregate of 504,000,000 shares for conversion of debt and services aggregating $227,500.  These issuances included Iehab Hawatmeh, president and director ($45,000 converted to 150,000,000 restricted shares) and Fadi Nora and Kathryn Hollinger, directors ($45,000 and $7,500 converted to 150,000,000 and 25,000,000 restricted shares, respectively).

In each of the above transactions, the convertible debentures or other indebtedness tendered in exchange for the common stock issued had been issued as restricted securities taken for investment with a restrictive legend to the effect that such securities were restricted.  The issuance of the original securities was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering.  The issuance of the common stock in exchange for such previously issued debt securities was effected in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act for any security exchanged by the issuer with its existing securities holders when no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Other Issuances of Common Stock

Between December 20, 2012, and February 28, 2013, the Company also issued an aggregate of 159,000,000 shares to unaffiliated employees and contractors in consideration for services rendered.  These securities were issued under a registration statement on Form S-8.

Total Outstanding

As a result of all of the foregoing transactions, as of March 15, 2013, the Company had an aggregate of 2,907,988,439 shares issued and outstanding.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

10	Material Contracts
10.47	Ratification Agreement with YA Global Investments, L.P., dated February 22, 2013	Attached

10.48	Amended, Restated, and Consolidated Secured Convertible Debenture payable to YA Global Investments, L.P., with an original issuance date as of December 31, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Dated: March 27, 2013	By:	/s/ Iehab Hawatmeh
Iehab J. Hawatmeh, President

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